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                                                                    EXHIBIT 3.1

                            CERTIFICATE OF MERGER
                                      OF
                     EMPIRE ONE TELECOMMUNICATIONS, INC.
                                with and into
                         EOT ACQUISITION CORPORATION

         Pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, EOT Acquisition Corporation, Sonus Communication Holdings, Inc. and Empire One Telecommunications, Inc. do hereby certify to the following facts relating to the merger of Empire One Telecommunications, Inc. with and into EOT Acquisition Corporation (the "Merger"):

         FIRST: That the name and state of incorporation of each constituent corporation which is a party to the Merger is as follows:

Name                                                          State of Incorporation
----                                                          ----------------------
Empire One Telecommunications, Inc. ("Merging Corporation")         New York
EOT Acquisition Corporation ("Surviving Corporation")               Delaware

         SECOND: That an agreement of merger (the "Merger Agreement") by and among Merging Corporation, Surviving Corporation, Sonus Communication Holdings, Inc. (the "Parent Corporation") and certain stockholders of the Merging Corporation named in the Merger Agreement has been approved, adopted, certified, executed and acknowledged by Parent Corporation and Surviving Corporation in accordance with the requirements of subsection 252(c) of the Delaware General Corporation Law (the "DGCL") and, pursuant to subsection 252(c) of the DGCL, by Merging Corporation in accordance with Section 904 of the New York Business Corporation Law (the "NYBCL"). The stockholders of Surviving Corporation have adopted the Merger Agreement pursuant to 251(c) of the DGCL by unanimous written consent and, in accordance with Section 251(c) of the DGCL, the stockholders of Merging Corporation have duly adopted the Merger Agreement by the affirmative vote of the requisite number of stockholders at a special meeting of stockholders duly called, noticed and held at which a quorum of stockholders was at all times present and voting, as required under Section 903 of the NYBCL. The approval of stockholders of Parent Corporation was not required under subsection 252(c) of the DGCL.

         THIRD: The name of the surviving corporation in the Merger is EOT Acquisition Corporation (the "Surviving Corporation").

         FOURTH: The certificate of incorporation of EOT Acquisition Corporation shall be the certificate of incorporation of the Surviving Corporation; provided, however, that that the certificate of incorporation of EOT Acquisition Corporation shall be amended hereby to delete Article 1 in its entirety and replace in lieu thereof the following:

                 1.    NAME

                 The name of the corporation is Empire One Telecommunications, Inc. (the "Corporation").

         FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, located at 1600 Wilson Blvd., Arlington, Virginia 22209.

         SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The total number of authorized shares of capital stock of the Merging Corporation prior to the Merger was 1,000,000 shares of common stock, par value $.0001 per share.

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         IN WITNESS WHEREOF, Empire One Telecommunications, Inc., Sonus
Communication Holdings, Inc. and EOT Acquisition Corporation have caused this Certificate of Merger to be duly executed in their corporate names as of this 29th day of March, 2000.



[SEAL]                                EMPIRE ONE TELECOMMUNICATIONS, INC.,
                                      a New York corporation



Attest:                               By:   /s/ John  Friedman
         -----------------------           -----------------------------------
         Secretary                                   President


[SEAL]                                EOT ACQUISITION CORPORATION,
                                      a Delaware corporation



Attest:                               By:    /s/ W. Todd Coffin
         -----------------------           -----------------------------------
         Secretary                                   President


[SEAL]                                SONUS COMMUNICATION HOLDINGS, INC.
                                      a Delaware corporation

Attest:                               By:    /s/ W. Todd Coffin
         -----------------------           -----------------------------------
         Secretary                                  President

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